EXHIBIT 32.1

CERTIFICATION OF EXECUTIVE OFFICERS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Affinia Group Intermediate Holdings Inc. (the “Company”) for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Keith A. Wilson, Jr. as Chief Executive Officer and Steven Klueg, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Keith A. Wilson, Jr.
Keith A. Wilson, Jr.
President and Chief Executive Officer
(Principal Executive Officer)

April 12, 2016

/s/ Steven P. Klueg
Steven P. Klueg
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

April 12, 2016